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                             INTERCREDITOR AGREEMENT

        This INTERCREDITOR AGREEMENT (this "Agreement"), dated as of June 28, 2001, among Renaissance US Growth & Income Trust PLC, a public limited company registered in England and Wales ("RUSGIT"), BFSUS Special Opportunities Trust PLC, a public limited company registered in England and Wales ("BFSUS") (RUSGIT and BFSUS collectively referred to as "Lender"), and the other debenture holders (the "Other Debenture Holders") who are signatories to this Agreement.

                                    RECITALS

        A. Lender has loaned to Cover-All Technologies Inc., a Delaware corporation ("Borrower"), the aggregate principal amount of $1,400,000 evidenced by Borrower's 8.00% Convertible Debentures of even date herewith, and the Other Debenture Holders have loaned to the Borrower the aggregate principal amount of $400,000 evidenced by Borrower's 8.00% Convertible Debentures of even date herewith (all of such debentures collectively referred to as the "Debentures").

        B. The Lender, Renaissance Capital Group, Inc., a Texas corporation ("RCG"), and the Borrower have entered into a Pledge Agreement, the Borrower Security Agreement and the Subsidiary Security Agreement of even date herewith providing for the pledge and grants of security interests in the pledged Shares and the Collateral to secure the payment when due of the Obligations of the Borrower under the Loan Documents.

        C. The Lender and the Other Debenture Holders desire to enter into this Agreement to set forth their relative rights as creditors of the Borrower.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements set forth herein, the parties agree as follows:

        1. ACTION OF DEBENTURE HOLDERS. Without the prior written consent of the holders of 66-2/3% of the principal amount of the then-outstanding Debentures, no Debenture holder shall commence any action or proceeding against the Borrower or join with any other creditor of the Borrower in bringing any proceeding against the Borrower under any bankruptcy, insolvency, reorganization, receivership or other federal or state law, or accelerate the maturity of the Debentures or any other obligations of the Borrower to the Debenture holders, whether under the Debentures or any loan documents relating to the Debentures, or exercise any rights or remedies, whether pursuant to the Debentures, the loan documents relating to the Debentures or applicable law, including declaring any Default or Event of Default.

        2. RIGHTS TO COLLATERAL. Notwithstanding that the Lender has sole possession of the pledged Shares or that the Lender is described as the sole secured party on UCC-1s filed by Lender, the Collateral and the pledged Shares shall secure the payment when due of all of the obligations of the Borrower to all of the Debenture holders under the Debentures or any loan documents relating to the Debentures, on a PARI PASSU basis (notwithstanding any subsequent

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UCC-1 filings by the Other Debenture Holders) in accordance with the respective principal amounts of the Debentures. Lender agrees that, in the event Lender converts its Debentures, Lender shall promptly transfer its interest in all of the Collateral, including its possession of the Shares pledged to Lender to the Other Debenture Holders, if any, and execute any and all documents reasonably requested by the Other Debenture Holders to accomplish the foregoing.

        3. AMENDMENTS TO DEBENTURES; WAIVERS. Without the prior written consent of the holders of 66-2/3% of the principal amount of the then-outstanding Debentures, no Debenture holder may (i) renew or extend the time of payment of the Debentures, or (ii) modify or amend the Debentures or any related loan documents. The Lender shall have no liability to the Other Debenture Holders for any action taken or omitted to be taken (excluding Lender's willful misconduct, but including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests in any existing or future Collateral or pledged Shares), actions with respect to the occurrence of a Default or an Event of Default, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon any of the Collateral or pledged Shares and actions with respect to the collection of any claim for all or any part of the obligations of Borrower to the Other Debenture Holders from any other party. Notwithstanding anything contained herein to the contrary, no Debenture holder may modify or amend any provision of the Debentures or any related loan document affecting the right of all Debenture holders to share pro rata in the proceeds of any Collateral if, when and however received.

        4. MARSHALING; APPLICATION OF PAYMENTS. The Other Debenture Holders hereby waive any rights they have or may have in the future to require Lender to marshal their Collateral or pledged Shares, and agree that Lender may proceed against its Collateral and pledged Shares in any order that it deems appropriate in the exercise of its absolute discretion.

        5. BANKRUPTCY ISSUES. This Agreement shall continue in full force and effect after the filing by or against Borrower of a petition under the U.S. Bankruptcy Code (the "Code") or any other insolvency proceeding, and all references herein to Borrower shall be deemed to apply to a trustee for Borrower's bankruptcy estate and to Borrower as debtor-in-possession. The Lender is irrevocably authorized and empowered to receive and collect any and all dividends, payments or distributions made on account of any proof of claim relating to the Debentures and Lender is required to pay or otherwise distribute pro rata to the Other Debenture Holders any such dividends, payments or distributions received, and the Other Debenture Holders shall execute and deliver such assignments or instruments as the Lender may require to enable it to collect such dividends, payments or distributions.

        6. REPRESENTATIONS CONCERNING THE BORROWER. Neither Lender nor any of its directors, officers, agents, affiliates or employees, shall be responsible to the Other Debenture Holders for (i) Borrower's solvency, financial condition, or ability to repay debt, (ii) any oral or written statements of Borrower, or (iii) the validity, sufficiency or enforceability of the Debentures, any of Borrower's loan documents or the security interests and pledge granted by Borrower to Lender. The Other Debenture Holders have entered into their loan documents and

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financing arrangements with Borrower based upon their own independent investigation, and have not relied on any warranty or representation of the Lender.

        7.      MISCELLANEOUS.

                a. This Agreement shall bind and inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns, except that Borrower shall not assign any of its rights hereunder without the prior written consent of holders of more than 50% of the principal amount of the then outstanding Debentures.

                b. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remainder of this Agreement or the validity or enforceability of such provision in any other jurisdiction.

                c. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of Texas, without regard to the conflicts of laws principles thereof, and the applicable laws of the United States. Venue and jurisdiction shall be in the state or federal courts in Dallas County, Texas.

                d. All Debenture holders hereby consent to the jurisdiction of the courts of the State of Texas in any action or proceeding which may be brought against it under or in connection with this Agreement or any transaction contemplated hereby or to enforce any agreement contained herein and, in the event any such action or proceeding shall be brought against it, all Debenture holders agree not to raise any objection to such jurisdiction or to venue in Dallas County, Texas or, if applicable, any other county in any state in which Collateral is located.

                e. All capitalized terms, unless otherwise specified, have the meanings assigned to them in the Loan Agreement, the Pledge Agreement, the Borrower Security Agreement, the Subsidiary Security Agreement and the Debentures, as applicable.

                f. The transfer or assignment of any of the Debentures, or any right, claim or interest therein, shall only be made subject to this Agreement.

                g. Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered, mailed by prepaid certified or registered mail or sent by overnight service, such as FedEx, or (ii) made by telex or facsimile transmission delivered or transmitted to the party to whom such notice or communication is directed, with confirmation thereupon given in writing and personally delivered or mailed by prepaid certified or registered mail.

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        If to Other Debenture Holders:

        c/o John W. Roblin
        Cover-All Technologies Inc.
        18-01 Pollitt Drive
        Fair Lawn, NJ 07410
        Telephone: (201) 794-4800
        Facsimile: (201) 475-9287

        with a copy to:

        Piper Marbury Rudnick & Wolfe LLP
        1251 Avenue of the Americas
         New York, New York 10021
        Attn: Leonard Gubar, Esq.
        Telephone: (212) 835-6020
        Facsimile: (212) 835-6001

        If to Lender to:

        Renaissance US Growth & Income Trust PLC
        c/o Renaissance Capital Group, Inc.
        8080 North Central Expressway, Suite 210-LB59
        Dallas, Texas 75206
        Attn.: John A. Schmit
               Vice President
        Telephone: (214) 891-8294
        Facsimile: (214) 891-8291

        BFSUS Special Opportunities Trust PLC
        c/o Renaissance Capital Group, Inc.
        8080 North Central Expressway, Suite 210-LB59
        Dallas, Texas 75206
        Attn.: John A. Schmit
               Vice President
        Telephone: (214) 891-8294
        Facsimile: (214) 891-8291


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        with a copy to:

        Norman R. Miller, Esq.
        Kirkpatrick & Lockhart LLP
        1717 Main Street, Suite 3100
        Dallas, Texas 75201
        Telephone:  (214) 939-4906
        Facsimile:  (214) 939-4949


                Any notice delivered personally in the manner provided herein will be deemed given to the party to whom it is directed upon the party's (or its agent's) actual receipt. Any notice addressed and mailed in the manner provided herein will be deemed given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is placed in the mail, or, if earlier, the time of actual receipt.

                h. Capitalized terms used herein, unless otherwise defined herein, have the definitions given them in the Loan Agreement, the Pledge Agreement, the Borrower's Security Agreement and the Subsidiary Security Agreement, all among Borrower, Lender and RCG.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK;
                            SIGNATURE PAGE FOLLOWS.]


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        IN WITNESS WHEREOF, this Agreement has been duly executed as of the date and year written above.

                                     LENDER:

                                     RENAISSANCE US GROWTH & INCOME TRUST PLC



                                     By:    ____________________________________
                                     Name:  Russell Cleveland
                                     Title: Director

                                     BFSUS SPECIAL OPPORTUNITIES TRUST PLC



                                     By:    ____________________________________
                                     Name:  Russell Cleveland
                                     Title: Director

                                     OTHER DEBENTURE HOLDERS:


                                     ___________________________________________
                                     John W. Roblin


                                     __________________________________________
                                     Arnold Schumsky


                                     __________________________________________
                                     Stuart Sternberg


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